As filed with the Securities and Exchange Commission on May 7, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPRESSJET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0517977
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 North Sam Houston Parkway West, Suite 200 Houston, Texas	77067
(Address of Principal Executive Offices)	(Zip Code)

ExpressJet Holdings, Inc. Stand-Alone Restricted Stock Award Agreement

between ExpressJet Holdings, Inc. and Thomas M. Hanley

(Full title of the plan)

Suzanne L. Johnson

Vice President - General Counsel and Secretary

700 North Sam Houston Parkway West

Suite 200

Houston, Texas 77067

(Name and address of agent for service)

(832) 353-1000

(Telephone number, including area code, of agent for service)

Copies to:

John B. Clutterbuck

Timothy C. Langenkamp

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)(3)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share(1)	300,000 shares	$3.99	$1,197,000	$85.35

(1)	Includes ExpressJet Holdings, Inc. Preferred Stock Purchase Rights. Prior to the occurrence of certain events, purchase rights for Junior Participating Preferred Stock of ExpressJet Holdings, Inc. will not be evidenced separately from the Common Stock of ExpressJet Holdings, Inc.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares that become available under the restricted stock award grant because of events such as recapitalizations, stock dividends, stock splits or similar transactions.
(3)	Represents common shares to be issued under the restricted stock award.
(4)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the common units as reported by NYSE on May 5, 2010.

EXPLANATORY NOTE

This registration statement is filed by ExpressJet Holdings, Inc. (the “Company”) to register the offer and sale of securities pursuant to the stand-alone restricted stock award to be made to Thomas M. Hanley, President and Chief Executive Officer of the Company. The restricted stock award was issued as an “employment inducement award” under the rules of the NYSE and, as such, is not subject to approval by the Company’s stockholders.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to Mr. Hanley as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the following documents and information previously filed with the Commission:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 2, 2010 (File No. 001-31300).

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on April 30, 2010 (File No. 001-31300).

(3)	The Company’s Current Reports on Form 8-K filed with the Commission on February 17, 2010, March 16, 2010, April 19, 2010 and April 28, 2010, and Current Reports on Form 8-K/A filed with the Commission on January 5, 2010 and February 23, 2010.

(4)	The description of the Company’s Common Stock, par value $.01 per share (“Common Stock”) contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on April 15, 2002 (File No. 001-31300), and any amendment or report filed for the purpose of updating that description.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any current report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the Common Stock offered hereby is being passed upon for us by Andrews Kurth LLP.

Item 6.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s restated certificate of incorporation, as amended, and amended and restated bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code. The Company maintains insurance policies indemnifying directors and officers against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

+4.1	Restated Certificate of Incorporation, as amended by the Certificated of Amendment dated July 1, 2008 and Certificated of Amendment dated October 1, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-31300).

+4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 24, 2007, File No. 1-31300).

+4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Reg. No. 333-64808).

+4.4	Rights Agreement among the Company, Continental Airlines, Inc. (“Continental”) and Mellon Investor Services LLC, as Rights Agent, including form of Rights Certificate, dated April 1, 2002 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, File No. 1-31300).

+4.4(a)	First Amendment to Rights Agreement, dated December 13, 2006 (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 1-31300).

+4.4(b)	Second Amendment to Rights Agreement, dated as of July 25, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 25, 2008, File No. 1-31300).

+4.5	Indenture among the Company, ExpressJet Airlines, Inc. (“Airlines”) and Bank One, N.A., dated August 5, 2003, relating to the Company’s Original 4.25% Convertible Notes due 2023 (incorporated by reference to Exhibit 10.1 to the Company’s report on Form 8-K dated September 2, 2003, File No. 1-31300).

+4.5(a)	Form of Original 4.25% Convertible Note due 2023 (included with Exhibit 4.5).

+4.5(b)	Form of Notation of Guarantee (included with Exhibit 4.5).

+4.5(c)	First Supplemental Indenture among the Company, Airlines and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.) (the “Bank of New York”) dated July 30, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s report on Form 8-K dated July 30, 2008, File No. 1-31300).

+4.5(d)	Security and Collateral Agency Agreement, dated as of July 30, 2008, between the Company and the Bank of New York (incorporated by reference to Exhibit 10.1 to the Company’s report on Form 8-K dated July 30, 2008, File No. 1-31300).

*4.6	Form of ExpressJet Holdings, Inc. Stand-Alone Restricted Stock Award Agreement by and between ExpressJet Holdings, Inc. and Thomas M. Hanley.

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of KPMG LLP.

*23.3	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+	Incorporated by reference.
*	Filed herewith.

Item 9.	Undertakings.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2010.

EXPRESSJET HOLDINGS, INC.

By:	/S/ SUZANNE L. JOHNSON
Suzanne L. Johnson
Vice President - General Counsel and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of ExpressJet Holdings, Inc. hereby constitute and appoint Suzanne L. Johnson and Phung Ngo-Burns, each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ THOMAS M. HANLEY	President and Chief Executive Officer (Principal Executive Officer)	May 7, 2010
Thomas M. Hanley

/S/ LAMPHUNG NGO-BURNS	Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2010
LamPhung Ngo-Burns

/S/ ROBERT E. BICKMORE	Senior Director (Principal Accounting Officer)	May 7, 2010
Robert E. Bickmore

	Director	May 7, 2010
Salvatore J. Badalamenti

/S/ GEORGE R. BRAVANTE, JR.	Director	May 7, 2010
George R. Bravante, Jr.

	Director	May 7, 2010
Janet M. Clarke

/S/ KIM A. FADEL	Director	May 7, 2010
Kim A. Fadel

/S/ ALAN H. FREUDENSTEIN	Director	May 7, 2010
Alan H. Freudenstein

/S/ JUDITH R. HABERKORN	Director	May 7, 2010
Judith R. Haberkorn

/S/ T. PATRICK KELLY	Director	May 7, 2010
T. Patrick Kelly

	Director	May 7, 2010
Bonnie S. Reitz

EXHIBIT INDEX

Exhibit Number	Description

+4.1	Restated Certificate of Incorporation, as amended by the Certificated of Amendment dated July 1, 2008 and Certificated of Amendment dated October 1, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-31300).

+4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 24, 2007, File No. 1-31300).

+4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Reg. No. 333-64808).

+4.4	Rights Agreement among the Company, Continental Airlines, Inc. (“Continental”) and Mellon Investor Services LLC, as Rights Agent, including form of Rights Certificate, dated April 1, 2002 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, File No. 1-31300).

+4.4(a)	First Amendment to Rights Agreement, dated December 13, 2006 (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 1-31300).

+4.4(b)	Second Amendment to Rights Agreement, dated as of July 25, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 25, 2008, File No. 1-31300).

+4.5	Indenture among the Company, ExpressJet Airlines, Inc. (“Airlines”) and Bank One, N.A., dated August 5, 2003, relating to the Company’s Original 4.25% Convertible Notes due 2023 (incorporated by reference to Exhibit 10.1 to the Company’s report on Form 8-K dated September 2, 2003, File No. 1-31300).

+4.5(a)	Form of Original 4.25% Convertible Note due 2023 (included with Exhibit 4.5).

+4.5(b)	Form of Notation of Guarantee (included with Exhibit 4.5).

+4.5(c)	First Supplemental Indenture among the Company, Airlines and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.) (the “Bank of New York”) dated July 30, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s report on Form 8-K dated July 30, 2008, File No. 1-31300).

+4.5(d)	Security and Collateral Agency Agreement, dated as of July 30, 2008, between the Company and the Bank of New York (incorporated by reference to Exhibit 10.1 to the Company’s report on Form 8-K dated July 30, 2008, File No. 1-31300).

*4.6	Form of Stand-Alone Restricted Stock Award Agreement by and between ExpressJet Holdings, Inc. and Thomas M. Hanley.

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of KPMG LLP.

*23.3	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+	Incorporated by reference.
*	Filed herewith.